Exhibit 10.06


         SEVENTH AMENDMENT TO SECURITIZATION AGREEMENTS

     THIS SEVENTH AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), is made and entered into as of February 19, 2002 (the "Effective Date"), by and among CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("CFCD"; the Borrower and CFCD are referred to herein individually as a "Company" and collectively as the "Companies"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), in its capacities (i) as Conduit Lender (in such capacity, the "Conduit Lender"), (ii) as Committed Lender (in such capacity, the "Committed Lender"; in its dual capacities as Conduit Lender and Committed Lender, GE Capital is herein referred to as "Lender"), and (iii) as Administrative Agent for the Lender (in such capacity, the "Administrative Agent").

                      W I T N E S S E T H:

     WHEREAS, CFCD and the Borrower are parties to a certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Sale Agreement as amended by this Amendment), whereby CFCD has agreed to sell, contribute or otherwise transfer to the Borrower, and the Borrower has agreed to purchase or otherwise acquire from CFCD, all of the right, title and interest of CFCD in the Receivables; and

     WHEREAS,   CFCD,   the   Borrower,  the   Lender   and   the
Administrative Agent, are parties to a certain Servicing Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Servicing Agreement"), whereby the Borrower has appointed CFCD to service, administer and collect the Transferred Receivables pursuant to the Funding Agreement (defined below) on the terms and conditions set forth therein;

     WHEREAS, the Parent, certain Subsidiaries of Parent signatory thereto, the Borrower, the Lender, the Conduit Lender and the Administrative Agent are parties to a certain Guaranty Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Guaranty Agreement"); and

     WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to a certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Funding Agreement") (the Sale Agreement, the Servicing Agreement, the Guaranty Agreement and the Funding Agreement, together with all exhibits and annexes thereto, are referred to herein collectively as the "Securitization Agreements"), pursuant to which, among other things, the Lender has agreed, subject to certain terms and conditions, to make Advances to the Borrower to fund its purchases of the Receivables; and

     WHEREAS, the Companies have requested that the Securitization Agreements be amended in certain respects, and GE Capital (in its various capacities) is willing to agree to such amendments subject to the terms and conditions of this Amendment.

     NOW  THEREFORE, in consideration of the premises and  mutual
covenants   contained  herein,  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waiver. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, any Incipient Termination Event or Termination Event resulting from any failure of the Parent to meet the Minimum EBITDA financial covenant in paragraph (c) to Annex 4.02(p) to the Sale Agreement solely for the Fiscal Quarter ending December 31, 2001, as such financial covenant is in effect immediately prior to the date of this Amendment; provided, however that any such Incipient Termination Event or Termination Event shall automatically be restored if the Parent shall fail or have failed to satisfy the financial covenant as amended hereby.

2. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, the parties signatory to each of the Funding Agreement, the Sale Agreement and the Servicing Agreement hereby agree to amend the Securitization Agreements as follows:
         (A)    Amendment   to  Sale  Agreement.    The   parties
    signatory to the Sale Agreement hereby agree that the Sale Agreement shall be amended as follows:

              (1)   Schedule 4.01 to the Sale Agreement is hereby
         amended   by   adding  the  following  subsidiaries   of
         Consolidated Freightways Corporation of Delaware under the listing at subsection I:

                    CF MovesU.com Incorporated, a Delaware
                    corporation
                    CFCD 2002 Member LLC, a Delaware limited liability company
                    CFCD 2002 LLC, a Delaware limited liability company
                    CFL Holding Ltd., and Alberta corporation

              (2) Annex 4.02(p) to the Sale Agreement is hereby deleted in its entirety and the replacement Annex
         4.02(p) attached to this Amendment as Exhibit A shall be substituted in lieu thereof.

         (B) Amendments to Guaranty Agreement. The parties signatory to the Guaranty Agreement hereby agree to amend
    Section 2.01(f) of the Guaranty Agreement by amending and restated the first sentence of said Section to read in its entirety as follows:

                    Except as set forth in Schedule 2.01(f) to this Agreement, the Guarantors do not have any Subsidiaries (other than CFCD 2002 Member LLC, a Delaware limited liability company, and CFCD 2002 LLC, a Delaware limited liability company), and the Guarantors are not engaged in any joint venture or partnership with any other Person, under which any Guarantor is liable for any debts or liabilities of such Person, or as of the Closing Date or is an Affiliate of any other Person.

         (C) Amendments to Annex X. The parties signatory to each of the Funding Agreement, the Sale Agreement and the Servicing Agreement hereby agree to amend Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement as follows:

              The definitions of the term "Subsidiary Guarantor" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety and the following definition of such term is substituted in lieu thereof:

                  "Subsidiary  Guarantors" shall  mean  the  each
             domestic Subsidiary of the Parent (other than the Originator, the Borrower, CFCD 2002 Member LLC, a Delaware limited liability company, and CFCD 2002 LLC, a Delaware limited liability company).

     3. No Other Amendments. Except for the waiver expressly set forth and referred to in Section 1 and the amendments expressly set forth and referred to in Section 2, the Securitization Agreements shall remain unchanged and in full force and effect.

4. Representations and Warranties. Each Company hereby represents and warrants to the Lender and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by such Company, (b) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event in respect of such Company has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by such Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this Section 4 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements. Any Advances made on the Effective Date shall be deemed to have been requested and funded after giving effect to this Amendment.
5. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.
6. Estoppel. To induce GE Capital (in its various capacities) to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Company as against GE Capital (in its various capacities) with respect to the obligations of any Company to GE Capital (in its various capacities) under the Securitization Agreements or the other Related Documents, either with or without giving effect to this Amendment.
7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, upon receipt by the Administrative Agent, in form and substance satisfactory to Administrative Agent, of (i) this Amendment, duly executed, completed and delivered by each of the Companies and by GE Capital in its various capacities, and (ii) the Seventh Amendment to Securitization Agreements/Fee Letter dated of even date herewith between GE Capital and Borrower, duly executed by Borrower.
8. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9. Certain Other Covenants. Borrower hereby covenants and agrees to deliver to the Administrative Agent on or before February 28, 2002, a copy of the audit report in respect of Borrower's financial statements, as prepared by Arthur Andersen LLP, which report shall be in form and substance reasonably satisfactory to GE Capital. Borrower further agrees that any default or breach by Borrower of the covenant set forth in the immediately preceding sentence shall constitute an immediate Termination Event.
10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
12. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
13. Entire Agreement. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
14. Originators' and GE Capital's Capacities. CFCD is executing and delivering this Amendment both in its capacity as an Originator under the Sale Agreement and as a Servicer under the Servicing Agreement, and all references herein to "CFCD" shall be deemed to include CFCD in both such capacities unless otherwise expressly indicated. GE Capital is executing and delivering this Amendment in its various capacities as Lender and the Administrative Agent, and all references herein to "GE Capital" shall be deemed to include it in all such capacities unless otherwise expressly indicated.




 [Remainder of page intentionally blank; next page is signature page]

     IN  WITNESS  WHEREOF, the parties have caused  this  Seventh
Amendment to Securitization Agreements be duly executed by their respective officers thereunto duly authorized, as of the date first above written.




                         CONSOLIDATED FREIGHTWAYS FUNDING LLC, as
                         Borrower


                         By
                         Name:
                         Title:


                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE, as Originator and Servicer


                         By
                         Name:
                         Title:


                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By:
                         Name:
                         Title:


                         CF AIRFREIGHT CORPORATION


                         By:
                         Name:
                         Title:


                         CF MOVESU.COM INCORPORATED


                         By:
                         Name:
                         Title:


                         REDWOOD SYSTEMS, INC.


                         By:
                         Name:
                         Title:


                         LELAND JAMES SERVICE CORPORATION


                         By:
                         Name:
                         Title:


                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Conduit Lender, Committed Lender and
                         Administrative Agent


                         By
                         Name:     Craig Winslow
                              Its Duly Authorized Signatory

                            EXHIBIT A

                          ANNEX 4.02(p)
                               to
           RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                       FINANCIAL COVENANTS

     (a) Minimum Fixed Charge Coverage Ratio. The Parent and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the period set forth below of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          for the Rolling Period      0.20 to 1.00
          ending September 30,
          2001

          for the Rolling Period      0.01 to 1.00
          ending December 31, 2001

          for the three month        -1.00 to 1.00
          period ending March 31,
          2002

          for the sixth month        -0.10 to l.00
          period ending June 30,
          2002

          for the nine month          0.50 to 1.00
          period ending September
          30, 2002

          for the Rolling Period      0.80 to 1.00
          ending December 31, 2002

          for the Rolling Period      1.70 to 1.00
          ending on each Fiscal
          Quarter thereafter



     (b) Minimum Tangible Net Worth. Parent and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Parent and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Parent and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Parent during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Parent).

     (c)  Minimum EBITDA.  Parent and its Subsidiaries shall have on  a  consolidated basis, for each period set  forth  below,  an
EBITDA for such period of not less than the   following:

          Fiscal Quarter            Minimum EBITDA

          for the Rolling Period    $8,000,000
          ending September 30,
          2001

          for the Rolling Period    -$3,200,000
          ending December 31, 2001

          for the three month       -$7,900,000
          period ending March 31,
          2002

          for the sixth month       $5,600,000
          period ending June 30,
          2002

          for the nine month        $24,400,000
          period ending September
          30, 2002

          for the Rolling Period    $43,800,000
          ending December 31, 2002

          for the Rolling Period    $80,000,000
          ending on each Fiscal
          Quarter thereafter



     (d) Maximum Capital Expenditures. Parent and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Parent and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:



          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



     Capitalized terms used in this Annex 4.02(p) and not otherwise defined below shall have the respective meanings ascribed to them in Annex X. As used in this Annex 4.02(p), "Term Debt", "Vancouver Property", "Menlo Park Property", "Restricted Payments", "Permitted Stock Repurchases" and "Permitted Acquisitions" shall have the meanings ascribed to such terms in the Standby Letter of Credit Agreement. The following terms shall have the respective meanings set forth below:

     "Capital  Expenditures"  shall mean,  with  respect  to  any
Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Parent, the Originator or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under Section 6.3 of the Standby Letter of Credit Agreement, provided that on or prior to the date of incurrence of such Term Debt, Parent has furnished to Administrative Agent a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the
Parent, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex 4.02(p), (iii) any Capital Expenditures incurred by the Parent in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex 4.02(p), (iv) any purchase by the Parent or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Parent or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Parent in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Parent or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Parent has furnished to Administrative Agent a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Parent and Administrative Agent may agree in writing to exclude.

     "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Parent and its Subsidiaries from the sale of its Portland, Oregon administrative complex and
(v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication,. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset;
(F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

     "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal and implied principal with respect to Debt (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt, any Vancouver Secured Debt or any Bayview Indebtedness as such terms are defined in the Standby Letter of Credit Agreement) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Standby Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of (x)
EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

     "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Debt and of all fees payable in connection with the incurrence of such Debt (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

     "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

     "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

     "Rolling  Period" shall mean, as of the end  of  any  Fiscal
Quarter, the immediately preceding four (4) Fiscal Quarters, including the Fiscal Quarter then ending.

     "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, (x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and
(d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.